Exhibit (a)(1)(iv)

Notice of Withdrawal of Tender

Regarding Shares in KKR Real Estate Select Trust Inc.

Tendered Pursuant to the Offer to Purchase

Dated March 23, 2022

The Offer and withdrawal rights will expire on April 20, 2022 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 4:00 p.m.,

Eastern Time, on April 20, 2022, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER

You are responsible for confirming that this Notice is received timely by your Financial Advisor or Portfolio Manager. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

The undersigned represents that the undersigned is the owner of the common stock in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature Print Name of Authorized Signatory (and Title if applicable) Date

Signature Print Name of Authorized Signatory (and Title if applicable) Date

(PAGE 1 OF 1)

Notice of Withdrawal of Tender

Regarding Shares in KKR Real Estate Select Trust Inc.

Tendered Pursuant to the Offer to Purchase

Dated March 23, 2022

The Offer and withdrawal rights will expire on April 20, 2022 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 4:00 p.m.,

Eastern Time, on April 20, 2022, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	Fax: (833) 674-0748
DST Asset Manager Solutions, Inc.	FOR ADDITIONAL INFORMATION CALL:
Attn: KKR Real Estate Select Trust Inc.	(855) 844-8655
P.O. Box 219302
Kansas City, MO 64121

Overnight Mail

DST Asset Manager Solutions, Inc.

Attn: KKR Real Estate Select Trust Inc.

430 W. 7th Street, Suite 219302

Kansas City, MO 64105

You are responsible for confirming that this Notice is received timely by DST Asset Manager Solutions, Inc., the Fund’s transfer agent. To assure good delivery, please send this page to DST Asset Manager Solutions, Inc. and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

(PAGE 1 OF 2)

The undersigned represents that the undersigned is the owner of the common stock in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature Print Name of Authorized Signatory (and Title if applicable) Date

Signature Print Name of Authorized Signatory (and Title if applicable) Date

(PAGE 2 OF 2)